Exhibit 16.1

December 9, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Redbox Entertainment Inc. (formerly Seaport Global Acquisition Corp.) under Item 4.01 of Form 8-K dated December 9, 2021. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Redbox Entertainment Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP